UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	December 1, 2021

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-08266	22-1831409
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604 Elko, NV	89801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(800) 557-4550

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	USAU	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On December 1, 2021, U.S. Gold Corp. (“U.S. Gold” or the “Company”) issued a press release regarding the results of a pre-feasibility study (the “Pre-Feasibility Study”) for its CK Gold Project. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1. In addition, on December 1, 2021, the Company uploaded an investor presentation (the “Investor Presentation”) to the Company’s website regarding an update on the Company’s projects. A copy of the Investor Presentation is furnished with this Current Report on Form 8-K as Exhibit 99.2.

The information furnished under this Item 7.01, including the press release and Investor Presentation, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by reference to such filing.

Item 8.01	Other Events.

On December 1, 2021, U.S. Gold announced the results of the Pre-Feasibility Study for its CK Gold Project. A copy of the Technical Report Summary prepared by Gustavson Associates, LLC is attached as Exhibit 96.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
96.1	Technical Report Summary
99.1	Press Release dated December 1, 2021*
99.2	Investor Presentation*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The foregoing exhibits relating to Item 7.01 are intended to be furnished to, not filed with, the Securities and Exchange Commission pursuant to Regulation FD.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Gold corp.

Date: December 3, 2021	By:	/s/ Eric Alexander
	Name:	Eric Alexander
	Title:	Chief Financial Officer

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